Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO INTERCONNECTION STUDY AGREEMENTS, VACANT LAND PURCHASE AGREEMENT CANCELLATION, AND RESIGNATION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, B.C. – June 21, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into two Combined System Impact and Facility Study Agreements (the “SIS/FAS Study Agreement for Coronus 29-Palms North 1” and the “SIS/FAS Study Agreement for Coronus 29-Palms North 2”) with Southern California Edison (“SCE”). The SIS/FAS Study Agreements relate to Coronus’ application for interconnection service and the CREST tariff for two 1.5 MW solar photovoltaic (PV) power systems on the 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, Coronus acquired on May 16, 2011 (as reported in the Company's News Release of May 16, 2011).

On February 14, 2008, the California Public Utilities Commission made feed-in tariffs available for the purchase of up to 480 MW of renewable generating capacity from small facilities (1.5 MW or less) throughout California. The CREST tariff is SCE’s allocation of these tariffs.

The SIS/FAS Study Agreements sets forth the terms and conditions for SCE to perform a combined system impact and facility study to specify and estimate the cost of the equipment, engineering, procurement and construction work, including overheads, required for interconnection. The estimated cost of the SIS/FAS Study Agreement for Coronus 29-Palms North 1 is USD $25,000 and the estimated cost of the SIS/FAS Study Agreement for Coronus 29-Palms North 2 is USD $25,000. The results of the SIS/FAS Study Agreements are anticipated to be completed within 90 business days. On entering into the SIS/FAS Study Agreements, Coronus paid to SCE the two deposits totalling USD $50,000.

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On June 14, 2011, Coronus and Paul R Marshall Trust mutually cancelled the Vacant Land Purchase Agreement (the “Vidal Agreement”) entered into by Coronus, as Buyer, and Paul R Marshall Trust, as Seller. The Company first reported the Vidal Agreement in its News Release of August 31, 2010. Under the Vidal Agreement, Coronus agreed to acquire a 280 acre parcel of vacant land, situated in Vidal, County of San Bernardino, California. The purchase price was USD $240,000, all cash. In return for the payment of a series of forfeitable fees paid by Coronus, the close of escrow was extended by Paul R Marshall Trust on various occasions. The Vidal Agreement was cancelled pursuant to provision 30 of the Vidal Agreement, a liquidated damages provision, whereby the USD $1,000 deposit originally paid by Coronus on entering into the Vidal Agreement, less escrow and realtor fees, was released to Paul R Marshall Trust. The Company sought the cancellation because it lacked the funds to pay the contractual balance due.

On June 20, 2011, Change Lee LLP (“Chang Lee”) resigned as the Company’s independent registered public accounting firm as Chang Lee was merged with MNP LLP (“MNP”). Most of the professional staff of Chang Lee continued with MNP either as employees or partners of MNP and will continue their practice with MNP. On June 20, 2011, the Company engaged MNP as its independent registered public accounting firm.

The reports of Chang Lee regarding the Company’s financial statements for the fiscal years ended March 31, 2010, 2009, 2008, 2007 and the period cumulative from inception December 3, 2001 to March31, 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements for the years ended March 31, 2010, 2009, 2008, 2007 and the period cumulative from inception December 3, 2001 to March 31, 2010 contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern. During the years ended March 31, 2010, 2009, 2008, 2007, the period cumulative from inception December 3, 2001 to March 31, 2010, and during the period from the end of the most recently completed fiscal year through June 20, 2011, the date of resignation, there were no disagreements with Chang Lee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee would have caused it to make reference to such disagreements in its reports.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

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